Exhibit 99.1
FOR IMMEDIATE RELEASE
Qualcomm Contact:
Mauricio Lopez-Hodoyan
Vice President, Investor Relations
Phone: 1-858-658-4813 | e-mail: ir@qualcomm.com

Qualcomm Announces First Quarter Fiscal 2022 Results
Revenues: $10.7 billion
GAAP EPS: $2.98, Non-GAAP EPS: $3.23
—Record Quarterly Revenues and EPS—
—QCT: Second Consecutive Quarter of Record Results and Greater Than 60% Year-Over-Year EBT Growth—
—Connected Intelligent Edge Drives 41% Year-Over-Year Growth in QCT IoT Revenues—
SAN DIEGO - February 2, 2022 - Qualcomm Incorporated (NASDAQ: QCOM) today announced results for its fiscal first quarter ended December 26, 2021.
“Our record quarterly results reflect the strong demand for our products and technologies, with QCT revenues exceeding those of any fabless semiconductor company,” said Cristiano Amon, President and CEO of Qualcomm Incorporated.1 “We are at the beginning of one of the largest opportunities in our history, with our addressable market expanding by more than seven times to approximately $700 billion in the next decade. Our one technology roadmap positions us as the partner of choice for both mobile and the connected intelligent edge.”
First Quarter Results 2

	GAAP			Non-GAAP
(in millions, except per share data and percentages)	Q1 Fiscal 2022	Q1 Fiscal 2021	Change	Q1 Fiscal 2022	Q1 Fiscal 2021	Change
Revenues	$10,705	$8,235	+30%	$10,697	$8,226	+30%
Earnings before taxes (EBT)	$3,865	$2,604	+48%	$4,306	$2,912	+48%
Net income	$3,399	$2,455	+38%	$3,686	$2,510	+47%
Diluted earnings per share (EPS)	$2.98	$2.12	+41%	$3.23	$2.17	+49%
Segment Results

	QCT			QTL
(in millions, except percentages)	Q1 Fiscal 2022	Q1 Fiscal 2021	Change	Q1 Fiscal 2022	Q1 Fiscal 2021	Change
Revenues	$8,847	$6,533	+35%	$1,818	$1,660	+10%
EBT	$3,114	$1,919	+62%	$1,406	$1,270	+11%
EBT as % of revenues	35%	29%	+6 points	77%	77%	—
(1) Based on review of fabless, public semiconductor and semiconductor equipment companies’ (according to GICS 4530 classification) most recent quarterly financial results released prior to February 2, 2022. Our analysis is based on QCT revenues, including products manufactured in our RF front-end internal fabrication facilities.
(2) Discussion regarding our use of Non-GAAP financial measures and reconciliations between GAAP and Non-GAAP results are included at the end of this news release in the sections labeled “Note Regarding Use of Non-GAAP Financial Measures” and “Reconciliations of GAAP Results to Non-GAAP Results.”

Qualcomm Announces First Quarter Fiscal 2022 Results	Page 2 of 8
QCT Revenue Streams
We disaggregate QCT revenues based on the industries and applications in which our products are sold.

(in millions, except percentages)	Q1 Fiscal 2022	Q1 Fiscal 2021	Change
Handsets	$5,983	$4,216	+42%
RF front-end	1,132	1,061	+7%
Automotive	256	212	+21%
IoT	1,476	1,044	+41%
Total QCT revenues	$8,847	$6,533	+35%
Return of Capital to Stockholders
During the first quarter of fiscal 2022, we returned $1.9 billion to stockholders, including $765 million, or $0.68 per share, of cash dividends paid and $1.2 billion through repurchases of 8 million shares of common stock.
Business Outlook
The following statements are forward looking, and actual results may differ materially. The “Note Regarding Forward-Looking Statements” in this news release provides a description of certain risks that we face, and our most recent quarterly report on file with the Securities and Exchange Commission (SEC) provides a more complete description of our risks.

The following table summarizes GAAP and Non-GAAP guidance based on the current outlook.

Current Guidance Q2 FY22 Estimates[1]
Revenues	$10.2B - $11.0B
Supplemental Revenue Information
QCT revenues	$8.7B - $9.3B
QTL revenues	$1.45B - $1.65B
GAAP diluted EPS	$2.39 - $2.59
Less diluted EPS attributable to QSI	$—
Less diluted EPS attributable to share-based compensation	($0.36)
Less diluted EPS attributable to other items[2]	($0.05)
Non-GAAP diluted EPS	$2.80 - $3.00
Our GAAP financial guidance for the second quarter of fiscal 2022 does not include an estimate of unrealized losses on QSI marketable equity securities based on recent volatility in the stock market as such losses cannot be accurately forecast.
(1) Our outlook does not include provisions for proposed tax law changes, future asset impairments or for pending legal matters, other than future legal amounts that are probable and estimable. Further, due to their nature, certain income and expense items, such as certain investments, derivative and foreign currency transaction gains or losses, cannot be accurately forecast. Accordingly, we only include such items in our financial outlook to the extent they are reasonably certain. Our outlook includes the impact of any pending business combinations to the extent they are expected to close in the upcoming quarter. Actual results may differ materially from the outlook.
(2) Our guidance for diluted EPS attributable to other items for the second quarter of fiscal 2022 is primarily attributable to acquisition-related items.

Qualcomm Announces First Quarter Fiscal 2022 Results	Page 3 of 8
Conference Call
Qualcomm’s first quarter fiscal 2022 earnings conference call will be broadcast live on February 2, 2022, beginning at 1:45 p.m. Pacific Time (PT) at http://investor.qualcomm.com/events.cfm. This conference call will include a discussion of “Non-GAAP financial measures” as defined in Regulation G. The most directly comparable GAAP financial measures and information reconciling these Non-GAAP financial measures to our financial results prepared in accordance with GAAP, as well as other financial and statistical information to be discussed on the conference call, will be posted at http://investor.qualcomm.com/ immediately prior to the commencement of the call. An audio replay will be available at http://investor.qualcomm.com/events.cfm and via telephone following the live call for 30 days thereafter. To listen to the replay via telephone, U.S. callers may dial (877) 660-6853 and international callers may dial (201) 612-7415. Callers should use reservation number 13726028.

About Qualcomm
Qualcomm is the world’s leading wireless technology innovator and the driving force behind the development, launch and expansion of 5G.  When we connected the phone to the internet, the mobile revolution was born. Today, our foundational technologies enable the mobile ecosystem and are found in every 3G, 4G and 5G smartphone.  We bring the benefits of mobile to new industries, including automotive, the internet of things and computing, and are leading the way to a world where everything and everyone can communicate and interact seamlessly.

Qualcomm Incorporated includes our licensing business, QTL, and the vast majority of our patent portfolio. Qualcomm Technologies, Inc., a subsidiary of Qualcomm Incorporated, operates, along with its subsidiaries, substantially all of our engineering and research and development functions and substantially all of our products and services businesses, including our QCT semiconductor business.

Note Regarding Forward-Looking Statements
In addition to the historical information contained herein, this news release contains forward-looking statements that are inherently subject to risks and uncertainties, including but not limited to statements regarding: the demand for our products and technologies; the expansion of our addressable market; our being well-positioned as the partner of choice for mobile and the connected intelligent edge; our business outlook; and our estimates and guidance related to revenues and earnings per share. Forward-looking statements are generally identified by words such as “estimates,” “guidance,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” and similar expressions. Actual results may differ materially from those referred to in the forward-looking statements due to a number of important factors, including but not limited to: the impact of the COVID-19 pandemic, and government policies and other measures designed to limit its spread; our dependence on a small number of customers and licensees, and particularly from their sale of premium-tier devices; our customers vertically integrating; a significant portion of our business being concentrated in China, which is exacerbated by U.S./China trade and national security tensions; our ability to extend our technologies and products into new and expanded product areas, and industries and applications beyond mobile handsets; our strategic acquisitions, transactions and investments, and our ability to consummate strategic acquisitions; our dependence on a limited number of third-party suppliers; risks associated with the operation and control of our manufacturing facilities; security breaches of our information technology systems, or other misappropriation of our technology, intellectual property or other proprietary or confidential information; our ability to attract and retain qualified employees, and to successfully operate under a hybrid working environment; the continued and future success of our licensing programs, which requires us to continue to evolve our patent portfolio and to renew or renegotiate license agreements that are expiring; efforts by some OEMs to avoid paying fair and reasonable royalties for the use of our intellectual property, and other attacks on our licensing business model; potential changes in our patent licensing practices, whether due to governmental investigations, legal challenges or otherwise; adverse rulings in governmental investigations or proceedings; our customers’ and licensees’ sales of products and services based on CDMA, OFDMA and other communications technologies, including 5G, and our customers’ demand for our products based on these technologies; competition in an environment of rapid technological change, and our ability to adapt to such change and compete effectively; failures in our products or in the products of our customers or licensees, including those resulting from security vulnerabilities, defects or errors; difficulties in enforcing and protecting our intellectual property rights; claims by third parties that we infringe their intellectual property; our use of open source software; the cyclical nature of the semiconductor industry, declines in global, regional or local economic conditions, or our stock price and earnings volatility; our ability to comply with laws, regulations, policies and standards; our indebtedness; and potential tax liabilities. These and other risks are set forth in our Quarterly Report on Form 10-Q for the fiscal quarter ended December 26, 2021 filed with the SEC. Our reports filed with the SEC are available on our website at www.qualcomm.com. We undertake no obligation to update, or continue to provide information with respect to, any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.
###
Qualcomm is a trademark or registered trademark of Qualcomm Incorporated. Other products and brand names may be trademarks or registered trademarks of their respective owners.

Qualcomm Announces First Quarter Fiscal 2022 Results	Page 4 of 8

QUALCOMM Incorporated
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except par value amounts)
(Unaudited)

	December 26, 2021	September 26, 2021
ASSETS
Current assets:
Cash and cash equivalents	$6,607	$7,116
Marketable securities	4,703	5,298
Accounts receivable, net	4,032	3,579
Inventories	3,861	3,228
Other current assets	1,019	854
Total current assets	20,222	20,075
Deferred tax assets	1,454	1,591
Property, plant and equipment, net	4,723	4,559
Goodwill	7,264	7,246
Other intangible assets, net	1,373	1,458
Other assets	7,784	6,311
Total assets	$42,820	$41,240

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$3,526	$2,750
Payroll and other benefits related liabilities	1,440	1,531
Unearned revenues	604	612
Short-term debt	2,042	2,044
Other current liabilities	4,661	5,014
Total current liabilities	12,273	11,951
Unearned revenues	257	364
Income taxes payable	1,687	1,713
Long-term debt	13,708	13,701
Other liabilities	3,562	3,561
Total liabilities	31,487	31,290

Stockholders’ equity:
Preferred stock, $0.0001 par value; 8 shares authorized; none outstanding	—	—
Common stock and paid-in capital, $0.0001 par value; 6,000 shares authorized; 1,125 and 1,125 shares issued and outstanding, respectively	—	—
Retained earnings	11,275	9,822
Accumulated other comprehensive income	58	128
Total stockholders’ equity	11,333	9,950
Total liabilities and stockholders’ equity	$42,820	$41,240

Qualcomm Announces First Quarter Fiscal 2022 Results	Page 5 of 8

QUALCOMM Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended
	December 26, 2021	December 27, 2020
Revenues:
Equipment and services	$8,682	$6,442
Licensing	2,023	1,793
Total revenues	10,705	8,235
Costs and expenses:
Cost of revenues	4,303	3,489
Research and development	1,930	1,653
Selling, general and administrative	608	567
Total costs and expenses	6,841	5,709
Operating income	3,864	2,526
Interest expense	(139)	(141)
Investment and other income, net	140	219
Income before income taxes	3,865	2,604
Income tax expense	(466)	(149)
Net income	$3,399	$2,455

Basic earnings per share	$3.02	$2.16
Diluted earnings per share	$2.98	$2.12
Shares used in per share calculations:
Basic	1,124	1,134
Diluted	1,142	1,156

Qualcomm Announces First Quarter Fiscal 2022 Results	Page 6 of 8

QUALCOMM Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended
	December 26, 2021	December 27, 2020
Operating Activities:
Net income	$3,399	$2,455
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	406	364
Income tax provision in excess of income tax payments	272	53
Share-based compensation expense	496	392
Net gains on marketable securities and other investments	(103)	(195)
Other items, net	(25)	(18)
Changes in assets and liabilities:
Accounts receivable, net	(454)	(141)
Inventories	(638)	62
Other assets	(1,504)	(97)
Trade accounts payable	781	129
Payroll, benefits and other liabilities	(495)	278
Unearned revenues	(78)	(107)
Net cash provided by operating activities	2,057	3,175
Investing Activities:
Capital expenditures	(583)	(469)
Purchases of debt and equity marketable securities	(517)	(2,248)
Proceeds from sales and maturities of debt and equity marketable securities	1,133	1,612
Acquisitions and other investments, net of cash acquired	(238)	(138)
Proceeds from other investments	93	10
Other items, net	—	31
Net cash used by investing activities	(112)	(1,202)
Financing Activities:
Proceeds from short-term debt	710	819
Repayment of short-term debt	(710)	(818)
Repurchases and retirements of common stock	(1,178)	(444)
Dividends paid	(765)	(739)
Payments of tax withholdings related to vesting of share-based awards	(500)	(449)
Other items, net	(3)	(14)
Net cash used by financing activities	(2,446)	(1,645)
Effect of exchange rate changes on cash and cash equivalents	(8)	41
Net (decrease) increase in total cash and cash equivalents	(509)	369
Total cash and cash equivalents at beginning of period	7,116	6,707
Total cash and cash equivalents at end of period	$6,607	$7,076

Qualcomm Announces First Quarter Fiscal 2022 Results	Page 7 of 8

Note Regarding Use of Non-GAAP Financial Measures
The Non-GAAP financial measures presented herein should be considered in addition to, not as a substitute for or superior to, financial measures calculated in accordance with GAAP. In addition, “Non-GAAP” is not a term defined by GAAP, and as a result, our Non-GAAP financial measures might be different than similarly titled measures used by other companies. Reconciliations between GAAP and Non-GAAP financial measures are presented herein.
We use Non-GAAP financial information: (i) to evaluate, assess and benchmark our operating results on a consistent and comparable basis; (ii) to measure the performance and efficiency of our ongoing core operating businesses, including our QCT (Qualcomm CDMA Technologies) and QTL (Qualcomm Technology Licensing) segments; and (iii) to compare the performance and efficiency of these segments against competitors. Non-GAAP measurements used by us include revenues, cost of revenues, research and development (R&D) expenses, selling, general and administrative (SG&A) expenses, other income or expenses, operating income, interest expense, net investment and other income, income or earnings before income taxes, effective tax rate, net income and diluted earnings per share. We are able to assess what we believe is a more meaningful and comparable set of financial performance measures by using Non-GAAP information. In addition, the HR and Compensation Committee of the Board of Directors uses certain Non-GAAP financial measures in establishing portions of the performance-based incentive compensation programs for our executive officers. We present Non-GAAP financial information to provide greater transparency to investors with respect to our use of such information in financial and operational decision-making. This Non-GAAP financial information is also used by institutional investors and analysts in evaluating our business and assessing trends and future expectations.
Non-GAAP information presented herein excludes our QSI (Qualcomm Strategic Initiatives) segment and certain share-based compensation, acquisition-related items, tax items and other items.
•QSI is excluded because we generally expect to exit our strategic investments in the foreseeable future, and the effects of fluctuations in the value of such investments and realized gains or losses are viewed as unrelated to our operational performance.
•Share-based compensation expense primarily relates to restricted stock units. We believe that excluding non-cash share-based compensation from the Non-GAAP financial information allows us and investors to make additional comparisons of the operating activities of our ongoing core businesses over time and with respect to other companies.
•Certain other items are excluded because we view such items as unrelated to the operating activities of our ongoing core businesses, as follows:
◦Acquisition-related items include amortization of acquisition-related intangible assets, substantially all of which relate to the amortization of technology-based intangible assets that is recorded in cost of revenues and will recur in future periods until the related intangible assets have been fully amortized. We view acquisition-related intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. Acquisition-related intangible assets contribute to revenue generation that has not been excluded from our Non-GAAP financial information. Acquisition-related items also include recognition of the step-up of inventories and property, plant and equipment to fair value and the related tax effects of acquisition-related items, as well as any effects from restructuring the ownership of such acquired assets. Additionally, we exclude third-party acquisition and integration services costs and costs related to temporary debt facilities and letters of credit executed prior to the close of an acquisition.
◦We exclude certain other items that we view as unrelated to our ongoing businesses, such as major restructuring and restructuring-related costs, asset impairments and awards, settlements and/or damages arising from legal or regulatory matters. We exclude gains and losses driven by the revaluation of our deferred compensation plan liabilities recognized in operating expenses and the offsetting gains and losses on the related plan assets recognized in investment and other income.
◦Certain tax items that are unrelated to the fiscal year in which they are recorded are excluded in order to provide a clearer understanding of our ongoing Non-GAAP tax rate and after-tax earnings.

Qualcomm Announces First Quarter Fiscal 2022 Results	Page 8 of 8
Reconciliations of GAAP Results to Non-GAAP Results

(in millions, except per share data and percentages)	GAAP to Non-GAAP Reconciliation					Non-GAAP Supplemental Information
	GAAP Results	Less QSI	Less Share-Based Compensation	Less Other Items[1]	Non-GAAP Results	QCT	QTL	Non-GAAP Reconciling Items[2]
Q1 Fiscal 2022
Revenues	$10,705	$8	$—	$—	$10,697	$8,847	$1,818	$32
Operating income (loss)	3,864	1	(499)	(70)	4,432
EBT	3,865	122	(499)	(64)	4,306	3,114	1,406	(214)
EBT as % of revenues	36%				40%
Net income (loss)	3,399	109	(309)	(87)	3,686
Diluted EPS	$2.98	$0.10	($0.27)	($0.08)	$3.23
Diluted shares	1,142	1,142	1,142	1,142	1,142
Q1 Fiscal 2021
Revenues	$8,235	$9	$—	$—	$8,226	$6,533	$1,660	$33
Operating income (loss)	2,526	6	(393)	(118)	3,031
EBT	2,604	158	(393)	(73)	2,912	1,919	1,270	(277)
EBT as % of revenues	32%				35%
Net income (loss)	2,455	150	(231)	26	2,510
Diluted EPS	$2.12	$0.13	($0.20)	$0.02	$2.17
Diluted shares	1,156	1,156	1,156	1,156	1,156
(1) Further details of amounts included in the “Other Items” column for the current period are included in the “Supplemental Information and Reconciliations” table below. Details of amounts included in the “Other Items” column for the prior periods are included in the news release for those periods.
(2) Non-GAAP reconciling items related to revenues consisted primarily of nonreportable segment revenues less intersegment eliminations. Non-GAAP reconciling items related to EBT consisted primarily of certain R&D expenses, SG&A expenses, other expenses or income, interest expense and certain investment income that are not allocated to segments for management reporting purposes; nonreportable segment results; and the elimination of intersegment profit.
Sums may not equal totals due to rounding.

Q1 Fiscal 2022 Supplemental Information and Reconciliations
($ in millions)	GAAP Results	Less QSI	Less Share-Based Compensation	Less Other Items[1,2]	Non-GAAP Results
Cost of revenues	$4,303	$4	$15	$37	$4,247
Research and development expenses	1,930	—	375	9	1,546
Selling, general and administrative expenses	608	3	109	24	472
Interest expense	139	—	—	7	132
Investment and other income, net	140	121	—	13	6
Income tax expense (benefit)	466	13	(190)	23	620
(1) Other items excluded from Non-GAAP results included $55 million of acquisition-related charges, $7 million of interest expense related to the 2018 and 2019 European Commission fines and $2 million of restructuring-related losses. Other items excluded from Non-GAAP results also included $13 million of losses driven by the revaluation of our deferred compensation plan liabilities, which increased operating expenses, offset by corresponding $13 million of gains driven by the revaluation of the associated plan assets, which were included within investment and other income, net.
(2) At fiscal year end, the quarterly tax provision for each column equals the annual tax provision (benefit) for each column computed in accordance with GAAP. In interim quarters, the sum of these provisions (benefits) may not equal the total GAAP tax provision, and this difference is included in the tax provision (benefit) in the “Other Items” column. Tax expense in the “Other Items” column included a $26 million charge related to a foreign tax audit and a $12 million foreign currency loss related to a noncurrent receivable resulting from our refund claim of Korean withholding taxes paid in prior periods, partially offset by a $9 million benefit to reconcile the tax provision of each column to the total GAAP tax provision for the quarter, a $5 million benefit for the tax effect of acquisition-related charges and a $1 million benefit from the combined effect of other items in EBT.